      As filed with the Securities and Exchange Commission on June 6, 2002
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           _________________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           _________________________


        SPINNAKER EXPLORATION COMPANY             SPINNAKER EXPLORATION FINANCE
    (and certain subsidiaries identified                     TRUST I
           in footnote (*) below)                   (Exact name of registrant
          (Exact name of registrant                as specified in its charter)
        as specified in its charter)


                 76-0560101                                76-0695635
    (I.R.S. Employer Identification No.)         (I.R.S. Employer Identification
                                                               No.)

                  Delaware                                   Delaware
          (State of incorporation)                     (State of organization)



                          1200 Smith Street, Suite 800
                              Houston, Texas 77002
                                 (713) 759-1770
                          (Address, including zip code
                              and telephone number,
                             including area code, of
                             registrant's principal
                               executive offices)

                                                              Copy to:

               Robert M. Snell
       Vice President, Chief Financial                     Scott N. Wulfe
            Officer and Secretary                      Vinson & Elkins L.L.P.
        1200 Smith Street, Suite 800                   2300 First City Tower
            Houston, Texas 77002                     Houston, Texas 77002-6760
               (713) 759-1770                              (713) 758-2222
     (Name, address, including zip code,
    and telephone number, including area
         code, of agent for service)

                           _________________________

         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

======================================================================================================================
                                                                                    Proposed
                                                            Proposed maximum     maximum aggregate      Amount of
       Title of each class of     Amount to be registered  offering price per       offering         registration fee
     securities to be registered         (1)(2)(3)          unit (1)(2)(3)(4)   price (1)(2)(3)(4)         (5)
----------------------------------------------------------------------------------------------------------------------
Debt Securities ................
Preferred Stock ................
Common Stock ...................
Depositary Shares (6) ..........
Warrants .......................
Guarantees (7) .................
Stock Purchase Contracts (8) ...
Stock Purchase Units (9) .......
Trust Preferred Securities .....
======================================================================================================================

========================================================================================================
Guarantees of Trust Preferred
Securities (10) .....................
Trust Debentures (11) ...............
--------------------------------------------------------------------------------------------------------
         Total ......................     $500,000,000         100%       $500,000,000 (12)   $40,354
========================================================================================================

(1) Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3.
(2) This registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, registered hereunder that provide for conversion, exchange or exercise. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(4) The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with, and at the time of, the issuance by the registrants of the securities registered hereunder.
(5) Securities registered on the registration statement on Form S-3 (Registration No. 333-72238), originally filed on October 26, 2001 by Spinnaker Exploration Company, Spinnaker Exploration Company, L.L.C., WP Spinnaker Holdings, Inc. and Spinnaker Exploration Finance Trust I, having an aggregate offering price of $61,375,000 remain unsold. In accordance with Rule 457(p), the registration fee of $5,646 associated with such unsold securities is offset against the total registration fee due in connection with this registration statement.
(6) The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a depositary agreement. If the registrants elect to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the depositary agreement.
(7) Guarantees may be provided by subsidiaries of Spinnaker Exploration Company of the payment of the principal and interest on the debt securities. No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.
(8) There is being registered hereunder an indeterminate amount and number of stock purchase contracts, representing obligations to purchase preferred stock, depositary shares, common stock or other securities.
(9) There is being registered hereunder an indeterminate amount and number of stock purchase units, consisting of stock purchase contracts together with debt securities, preferred stock, warrants or debt obligations of third parties securing the holders' obligations to purchase the securities under the stock purchase contracts.
(10) Includes the rights of holders of the trust preferred securities under the guarantee of trust preferred securities and back-up undertakings, consisting of obligations by Spinnaker Exploration Company, as set forth in the declaration of trust, the applicable indenture and any supplemental indenture thereto, in each case as further described in the registration statement. No separate consideration will be received for any guarantees or any back-up undertakings.
(11) Trust debentures may be issued and sold to Spinnaker Exploration Finance Trust I, and the trust debentures may later be distributed to the holders of trust preferred securities.
(12) The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the gross proceeds to be received by the registrant shall be equal to the above amount to be registered. Any offering of debt securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such debt securities at the time of initial offering. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000, or the equivalent thereof in foreign currencies or composite currencies. The aggregate amount of common stock is further limited to that which is permissible under Rule 415(a)(4).

                            ________________________

         (*) The following subsidiaries of Spinnaker Exploration Company are co-registrants and are incorporated or organized in the states and have the I.R.S. Employer Identification Numbers indicated: (i) Spinnaker Exploration Company, L.L.C., a Delaware limited liability company (76-0522225), and (ii) WP Spinnaker Holdings, Inc., a Delaware corporation (13-3940291).

                            ________________________

         The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS                             SUBJECT TO COMPLETION, DATED JUNE 6, 2002



                                  $500,000,000



                          Spinnaker Exploration Company


                                 Debt Securities
                                 Preferred Stock
                                  Common Stock
                                Depositary Shares
                                    Warrants
                            Stock Purchase Contracts
                              Stock Purchase Units
                                Trust Debentures
                     Guarantee of Trust Preferred Securities


                      Spinnaker Exploration Finance Trust I

                           Trust Preferred Securities
        Guaranteed, as described herein, by Spinnaker Exploration Company

     Spinnaker Exploration Company may offer and sell the securities listed above. Spinnaker Exploration Company may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. Spinnaker Exploration Finance Trust I, a Delaware business trust, may offer and sell, from time to time, trust preferred securities representing undivided beneficial interests in the assets of Spinnaker Exploration Finance Trust I. The aggregate initial public offering prices of the securities offered under this prospectus will not exceed $500,000,000.

         We will provide specific terms of these securities and the manner in which we will sell them in supplements to this prospectus. You should read this prospectus and any supplement to this prospectus carefully before you invest, including the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2001, and incorporated by reference herein.

         Our common stock is listed for trading on the New York Stock Exchange under the symbol "SKE."

                              ____________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              ____________________


                The date of this prospectus is ___________, 2002

                                TABLE OF CONTENTS

                                                                                                              Page
ABOUT THIS PROSPECTUS .................................................................................          3

WHERE YOU CAN FIND MORE INFORMATION ...................................................................          3

FORWARD-LOOKING STATEMENTS ............................................................................          4

SPINNAKER EXPLORATION COMPANY .........................................................................          5

THE TRUST .............................................................................................          5

USE OF PROCEEDS .......................................................................................          6

RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS ................          6

DESCRIPTION OF DEBT SECURITIES ........................................................................          7

DESCRIPTION OF CAPITAL STOCK ..........................................................................         17

DESCRIPTION OF DEPOSITARY SHARES ......................................................................         20

DESCRIPTION OF WARRANTS ...............................................................................         22

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS ......................................         24

DESCRIPTION OF TRUST SECURITIES .......................................................................         25

DESCRIPTION OF TRUST DEBENTURES .......................................................................         37

DESCRIPTION OF GUARANTEE ..............................................................................         45

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE TRUST DEBENTURES AND THE GUARANTEE .............         48

PLAN OF DISTRIBUTION ..................................................................................         49

LEGAL MATTERS .........................................................................................         50

EXPERTS ...............................................................................................         51


                          ____________________________

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the cover page.

         In this prospectus, references to "Spinnaker," "the Company," "we," "us" and "our" mean Spinnaker Exploration Company and not Spinnaker Exploration Finance Trust I, unless the context clearly indicates otherwise.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500 million. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus does not contain all of the information contained in the registration statement and all of the exhibits and schedules thereto. For further information about Spinnaker, please see the complete registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the registration statement for complete copies of such documents.

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy any document we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.

         You may obtain information on the operation of the public reference room in Washington, D.C. by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         We file information electronically with the Securities and Exchange Commission (File No. 001-16009). Our Securities and Exchange Commission filings also are available from the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

         You may also inspect and copy our Securities and Exchange Commission filings, the complete registration statement and other information at the offices of the New York Stock Exchange located at 20 Broad Street, 16th Floor, New York, New York 10005.

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we may disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities described in this prospectus are sold:

     . The description of our common stock contained in our registration statement on Form 8-A filed on July 24, 2000;

     .   Our Annual Report on Form 10-K for the year ended December 31, 2001;

     .   Our Quarterly Report on Form 10-Q for the quarter ended March 31,
         2002;

     . Our Current Reports on Form 8-K filed January 22, 2002, March 22, 2002, March 28, 2002 and April 11, 2002; and

     . All filings we make pursuant to the Securities Exchange Act of 1934 after the date of this initial registration statement and prior to the effectiveness of this registration statement.

         You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address:

                          Spinnaker Exploration Company
                          1200 Smith Street, Suite 800
                              Houston, Texas 77002
                              Attention: Secretary
                                 (713) 759-1770

                           FORWARD-LOOKING STATEMENTS

         Some of the information in this prospectus, including information incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements speak only as of the date made, and we undertake no obligation to update such forward-looking statements except as required by law. The forward-looking statements may be identified by the use of the words "believe," "expect," "anticipate," "will," "contemplate," "would" and similar expressions that contemplate future events. These future events include the following matters:

         .  financial position;

         .  business strategy;

         .  budgets;

         . amount, nature and timing of capital expenditures, including future development costs;

         .  drilling of wells;

         .  natural gas and oil reserves;

         .  timing and amount of future production of natural gas and oil;

         .  operating costs and other expenses;

         .  cash flow and anticipated liquidity;

         .  prospect development and property acquisitions; and

         .  marketing of natural gas and oil.

         Numerous important factors, risks and uncertainties may affect our operating results, including:

         .  the risks associated with exploration;

         .  delays in anticipated start-up dates;

         . our ability to find, acquire, market, develop and produce new properties;

         .  natural gas and oil price volatility;

         . uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures;

         .  operating hazards attendant to the natural gas and oil business;

         . downhole drilling and completion risks that are generally not recoverable from third parties or insurance;

         . potential mechanical failure or under-performance of significant wells;

         .  climatic conditions;

         .  availability and cost of material and equipment;

         .  actions or inactions of third party operators of our properties;

         .  our ability to find and retain skilled personnel;

         .  availability and cost of capital;

         .  the strength and financial resources of our competitors;

         .  regulatory developments;

         .  environmental risks; and

         .  general economic conditions.

         Any of the factors listed above and other factors contained in this prospectus or in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference in this prospectus could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. You should pay particular attention to the risk factors and cautionary statements described in our Annual Report on Form 10-K for the year ended December 31, 2001.

                          SPINNAKER EXPLORATION COMPANY

         Spinnaker Exploration Company is an independent energy company engaged in the exploration, development and production of natural gas and oil in the U.S. Gulf of Mexico. At May 31, 2002, we had license rights to approximately 11,700 blocks of mostly contiguous, recent vintage 3-D seismic data in the Gulf of Mexico. This database covers an area of approximately 40 million acres, which we believe is one of the largest recent vintage 3-D seismic databases of any independent exploration and production company in the Gulf of Mexico. We consider recent vintage 3-D seismic data to be data generated since 1990. As of May 31, 2002, we had 311 leasehold interests located in Texas state and federal waters covering approximately 1.3 million gross and 741,000 net acres. We believe our regional 3-D seismic approach allows us to create and maintain a large inventory of high-quality prospects and provides us the opportunity to enhance our exploration success and efficiently deploy our capital resources. We also believe our license rights to large quantities of high-quality seismic data and our management and technical staff are important factors for our current and future success.

         Our executive offices are located at 1200 Smith Street, Suite 800, Houston, Texas 77002, and our telephone number is (713) 759-1770.

                                    THE TRUST

         Spinnaker Exploration Finance Trust I, which we refer to as the "trust," is a statutory business trust created under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State on October 24, 2001. The trust's business is defined in a declaration of trust, dated as of October 23, 2001, executed by us, as sponsor, and the trustees. The declaration of trust will be amended and restated in its entirety as of the date trust preferred securities are initially issued. The declaration of trust, as amended and restated, is referred to in this prospectus as the "trust agreement." The trust agreement has been qualified under the Trust Indenture Act of 1939.

         The trust exists for the exclusive purposes of:

         . issuing and selling trust preferred securities and trust common securities;

         . using the proceeds from the sale of trust preferred securities and trust common securities to acquire from us junior subordinated debentures, referred to in this prospectus as "trust debentures;" and

         . engaging in only those other activities necessary or incidental to these purposes.

     The trust's business and affairs will be conducted by its trustees, as provided in the trust agreement. Unless otherwise indicated in the applicable accompanying prospectus supplement, at the time of the issuance of trust preferred securities, the initial trustees for the trust consist of (1) a property trustee, (2) a Delaware trustee and (3) two or more individuals, who may be our employees, that will serve as administrative trustees. The property trustee and the Delaware trustee, together with the administrative trustees, are collectively referred to as the "trustees" in this prospectus. We, as the holder of the common securities of the trust, or, if an event of default under the trust agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the trust preferred securities, will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights will be vested exclusively in us as the holder of the common securities of the trust. The trust will have no assets other than the trust debentures. The trust will have no revenue other than payments under the trust debentures. We will pay all expenses of the trust.

     We will, directly or indirectly, acquire all of the trust common securities of the trust, which will have an aggregate liquidation amount equal to at least 3 percent of the total capital of the trust.

     The rights of the holders of the trust preferred securities are set forth in the trust agreement and the Delaware Business Trust Act. The term of the trust will be set forth in the applicable prospectus supplement. The location of the principal executive office of the trust is c/o Spinnaker Exploration Company, 1200 Smith Street, Suite 800, Houston, Texas 77002, and the telephone number is (713) 759-1770.

                                 USE OF PROCEEDS

         Unless otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, additions to our working capital and capital expenditures. The net proceeds may be invested temporarily until they are used for their stated purpose.

                     RATIOS OF EARNINGS TO FIXED CHARGES AND
                 COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

         The following table contains our consolidated ratios of earnings to fixed charges and earnings to fixed charges plus dividends for the periods indicated.

                                                                                                    Three
                                                                                                    Months
                                                                                                     Ended
                                                                 Year Ended December 31,           March 31,
                                                        ----------------------------------------   ---------
                                                        1997     1998     1999     2000     2001     2002
                                                        ----     ----     ----     ----     ----     ----
Ratio of earnings to fixed charges ..................    (1)      (1)      (1)     66.35   180.65    26.48
Ratio of earnings to fixed charges and preferred
dividends ...........................................    (2)      (2)      (2)     66.35   180.65    26.48

___________________

(1) Earnings were inadequate to cover fixed charges by $2.2 million, $7.1 million and $2.3 million for the years ended December 31, 1997, 1998 and 1999, respectively.

(2) Earnings were inadequate to cover fixed charges and preferred dividends by $3.5 million, $14.2 million and $10.2 million for the years ended December 31, 1997, 1998 and 1999, respectively.

         For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges plus dividends, "earnings" consist of income before provision for income taxes plus fixed charges (excluding capitalized interest) and "fixed charges" consist of interest expensed and capitalized, amortization of debt discount and expense relating to indebtedness and the portion of rental expense representative of the interest factor attributable to leases for rental property.

         As of the date of this prospectus, there are no outstanding shares of preferred stock.

                         DESCRIPTION OF DEBT SECURITIES

         Any debt securities issued using this prospectus will be either our senior debt securities or our subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures among us, our subsidiaries, if our subsidiaries are guarantors of the debt securities, and a U.S. banking institution (a "Debt Securities Trustee"). Senior debt securities will be issued under a "Senior Indenture" and subordinated debt securities will be issued under a "Subordinated Indenture." Together the Senior Indenture and the Subordinated Indenture are called "Indentures."

         The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the prospectus supplement.

         We have summarized selected provisions of the Indentures below. The summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of the Indentures, such sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

         The Indentures provide that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The debt securities will be our unsecured obligations. If the prospectus supplement so indicates, the debt securities will be convertible into our common stock as described under "-- Conversion of Debt Securities."

         The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt ("Senior Debt"). The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under "-- Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any subordinated debt securities.

         If specified in the prospectus supplement, our subsidiaries (the "Subsidiary Guarantors") will unconditionally guarantee (the "Subsidiary Guarantees") on a joint and several basis the debt securities as described under "--Subsidiary Guarantees" and in the prospectus supplement. The Subsidiary Guarantees will be unsecured obligations of each Subsidiary Guarantor. Subsidiary Guarantees of subordinated debt securities will be subordinated to the Senior Debt of the Subsidiary Guarantors on the same basis as the subordinated debt securities are subordinated to our Senior Debt.

         The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:

            (1) the title of the debt securities;

            (2) whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

            (3) whether the Subsidiary Guarantors will provide Subsidiary Guarantees of the debt securities;

            (4) any limit on the aggregate principal amount of the debt securities;

            (5) the dates on which the principal of the debt securities will be payable;

            (6) the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

            (7) the places where payments on the debt securities will be payable;

            (8) any terms upon which the debt securities may be redeemed, in whole or in part, at our option;

            (9) any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

            (10) the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the Maturity of the debt securities;

            (11) whether the debt securities are defeasible;

            (12) any addition to or change in the Events of Default;

            (13) whether the debt securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate (the "Conversion Price") and any adjustments thereto in addition to or different from those described in this prospectus, the conversion period and other conversion provisions in addition to or in lieu of those described in this prospectus;

            (14) any addition to or change in the covenants in the Indenture applicable to any of the debt securities; and

            (15) any other terms of the debt securities not inconsistent with the provisions of the Indenture.

         Debt securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

         The indebtedness evidenced by the subordinated debt securities will, to the extent set forth in the Subordinated Indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the senior debt securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any subordinated debt securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series, including:

         . the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or any bankruptcy, insolvency or similar proceedings;

         . the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

         . the definition of Senior Debt applicable to the subordinated debt securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

         The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the subordinated debt securities of that series will be subordinated.

         The failure to make any payment on any of the subordinated debt securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the subordinated debt securities arising from any such failure to make payment.

         The subordination provisions described above will not be applicable to payments in respect of the subordinated debt securities from a defeasance trust established in connection with any defeasance or covenant defeasance of the subordinated debt securities as described under "-- Defeasance and Covenant Defeasance."

Conversion of Debt Securities

         The Indentures may provide for a right of conversion of debt securities into our common stock (or cash in lieu thereof). The following provisions will apply to debt securities that are convertible debt securities unless otherwise provided in the prospectus supplement for such debt securities.

         The Holder of any convertible debt securities will have the right exercisable at any time prior to the close of business on the second Business Day prior to their Stated Maturity, unless previously redeemed or otherwise purchased by us, to convert such debt securities into shares of common stock at the Conversion Price set forth in the prospectus supplement, subject to adjustment. The Holder of convertible debt securities may convert any portion thereof which is $1,000 in principal amount or any multiple thereof.

         In certain events, the Conversion Price will be subject to adjustment as set forth in the prospectus supplement.

Subsidiary Guarantees

         If specified in the prospectus supplement, the Subsidiary Guarantors will guarantee the debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantees of the Subsidiary Guarantors.

         Subject to the limitations described below and in the prospectus supplement, the Subsidiary Guarantors will, jointly and severally, unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our obligations under the Indentures and the debt securities of a series, whether for principal of, premium, if any, or interest on the debt securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Debt Securities Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

         In the case of subordinated debt securities, a Subsidiary Guarantor's Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the subordinated debt securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the subordinated debt securities are suspended by the subordination provisions of the Subordinated Indenture.

         Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         Each Subsidiary Guarantee will be a continuing guarantee and will:

                  (1) remain in full force and effect until either (a) payment in full of all the Guaranteed Obligations (or the applicable debt securities are defeased and discharged in accordance with the defeasance provisions of the Indentures) or (b) released as described in the following paragraph;

                  (2) be binding upon each Subsidiary Guarantor; and

                  (3) inure to the benefit of and be enforceable by the applicable Debt Securities Trustee, the Holders and their successors, transferees and assigns.

         In the event that a Subsidiary Guarantor ceases to be a Subsidiary, whether as a result of a disposition of all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor, by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be deemed released and relieved of its obligations under its Subsidiary Guarantee without any further action required on the part of the Debt Securities Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee; provided, in each case, that the transaction or transactions resulting in such Subsidiary Guarantor's ceasing to be a Subsidiary are carried out pursuant to and in compliance with all of the applicable covenants in the Indenture. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

         The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

         At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

         Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the debt securities of each series.

         If the debt securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any debt security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.

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

Global Securities

         Some or all of the debt securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the debt securities represented thereby. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

         Notwithstanding any provision of the Indentures or any debt security described in this prospectus, no Global Security may be exchanged in whole or in part for debt securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

                  (1) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture;

                  (2) an Event of Default with respect to the debt securities represented by such Global Security has occurred and is continuing and the Security Registrar has received a written request from the Depositary to issue certificated debt securities; or

                  (3) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

         As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the debt securities that it represents for all purposes under the debt securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any debt securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any debt securities that it represents for any purpose under the debt securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

         Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Debt Securities Trustees or the agents of our company, the Subsidiary Guarantors or the Debt Securities Trustees will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

         Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any Interest Payment Date will be made to the Person in whose name such debt security (or one or more

Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest payment.

         Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Debt Securities Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to senior debt securities of each series, and the corporate trust office of the Debt Securities Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to subordinated debt securities of each series. Any other Paying Agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the debt securities of a particular series.

         All moneys paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such debt security thereafter may look only to us for payment thereof.

Consolidation, Merger and Sale of Assets

         We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a "successor Person"), and may not permit any Person to consolidate with or merge into us, unless:

                  (1) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indentures;

                  (2) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                  (3) several other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met.

Events of Default

         Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to debt securities of any series:

                  (1) failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

                  (2) failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

                  (3) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

                  (4) failure to perform or comply with the provisions described under "Consolidation, Merger and Sale of Assets";

                  (5) failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Debt Securities Trustee, or the Holders of at least 25 percent in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

                  (6) certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary; and

                  (7) in the case of debt securities guaranteed by any Subsidiary Guarantor, the Subsidiary Guarantee of any Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor's obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

         If an Event of Default (other than an Event of Default described in clause (6) above) with respect to the debt securities of any series at the time Outstanding shall occur and be continuing, either the applicable Debt Securities Trustee or the Holders of at least 25 percent in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an Original Issue Discount Debt Security or the principal amount of which is not then determinable, such portion of the principal amount of such debt security, or such other amount in lieu of such principal amount, as may be specified in the terms of such debt security) to be due and payable immediately. If an Event of Default described in clause
(6) above with respect to the debt securities of any series at the time Outstanding shall occur, the principal amount of all the debt securities of that series (or, in the case of any such Original Issue Discount Security or other debt security, such specified amount) will automatically, and without any action by the applicable Debt Securities Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see "--Modification and Waiver" below.

         Subject to the provisions of the Indentures relating to the duties of the Debt Securities Trustees in case an Event of Default shall occur and be continuing, each Debt Securities Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Debt Securities Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Debt Securities Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee or exercising any trust or power conferred on the Debt Securities Trustee with respect to the debt securities of that series.

         No Holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

                  (1) such Holder has previously given to the Debt Securities Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the debt securities of that series;

                  (2) the Holders of at least 25 percent in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Debt Securities Trustee to institute such proceeding as trustee; and

               (3) the Debt Securities Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

         However, such limitations do not apply to a suit instituted by a Holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security or, if applicable, to convert such debt security.

         We will be required to furnish to each Debt Securities Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

         Modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors and the applicable Debt Securities Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

               (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any debt security;

               (2) reduce the principal amount of, or any premium or interest on, any debt security;

               (3) reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of the Maturity thereof;

               (4) change the place or currency of payment of principal of, or any premium or interest on, any debt security;

               (5) impair the right to institute suit for the enforcement of any payment on or any conversion right with respect to any debt security;

               (6) in the case of subordinated debt securities, modify the subordination or conversion provisions in a manner adverse to the Holders of the subordinated debt securities;

               (7) except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

               (8) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

               (9) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

               (10) modify such provisions with respect to modification and waiver.

         The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

         The Indentures provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

                (1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date;

                (2) if, as of such date, the principal amount payable at the Stated Maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such debt security; and

                (3) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (1) or (2) above, of the amount described in such clause).

         Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1502, will not be deemed to be Outstanding.

         Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Debt Securities Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Debt Securities Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Defeasance and Covenant Defeasance

         If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, or Section 1503, relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series.

         Defeasance and Discharge. The Indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any debt securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such debt securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

                (1)  we have delivered to the applicable Debt Securities
         Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur;

                (2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing;

                (3) such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

                (4) in the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

                (5) we have delivered to the Debt Securities Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Debt Securities Trustee or the trust so created to be subject to the Investment Company Act of 1940.

         Defeasance of Certain Covenants. The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any debt securities, we may omit to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6) and (7) under "--Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such debt securities are subordinated debt securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such debt securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable Debt Securities Trustee an Opinion of Counsel that in effect says that Holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

Notices

         Notices to Holders of debt securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

         We, the Subsidiary Guarantors, the Debt Securities Trustees and any agent of us, the Subsidiary Guarantors or a Debt Securities Trustee may treat the Person in whose name a debt security is registered as the absolute owner of the debt security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

         The Indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

                          DESCRIPTION OF CAPITAL STOCK

         As of March 31, 2002, our authorized capital stock was 60,000,000 shares. Those shares consisted of 10,000,000 shares of preferred stock, par value $0.01 per share, none of which were outstanding; and 50,000,000 shares of common stock, par value $0.01 per share, of which 27,399,397 shares were outstanding.

Common Stock

         Subject to any special voting rights of any series of preferred stock that we may issue in the future, each share of common stock has one vote on all matters voted on by our stockholders, including the election of our directors. No share of common stock affords any cumulative voting or preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of common stock will be entitled to dividends in the amounts and at the times declared by our board of directors in its discretion out of funds legally available for the payment of dividends.

         Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

         At the direction of our board of directors, we may issue shares of preferred stock from time to time. Our board of directors may, without any action by holders of the common stock:

         . adopt resolutions to issue preferred stock in one or more classes or series;

         . fix or change the number of shares constituting any class or series of preferred stock; and

         . establish or change the rights of the holders of any class or series of preferred stock.

         The rights any class or series of preferred stock may include:

         .     general or special voting rights;

         .     preferential liquidation or preemptive rights;

         .     preferential cumulative or noncumulative dividend rights;

         .     redemption or put rights; and

         .     conversion or exchange rights.

         We may issue shares of or rights to purchase preferred stock, the terms of which might:

         . adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

         .     discourage an unsolicited proposal to acquire us; or

         .     facilitate a particular business combination involving us.

         Any of these actions could discourage a transaction that some or a majority of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over its then market price.

         The prospectus supplement will specify any terms of any series of preferred stock offered by it including:

         . the series, the number of shares offered and the liquidation value of the preferred stock;

         .     the price at which the preferred stock will be issued;

         . the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

         .     the liquidation preference of the preferred stock;

         . whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

         . whether the preferred stock is convertible into or exchangeable for any other securities, and the terms of any such conversion or exchange; and

         . any additional rights, preferences, qualifications, limitations or restrictions of the preferred stock.

         The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the statement of resolution relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the statement of resolution as an exhibit or incorporate it by reference.

Registration Rights

         Spinnaker, Warburg, Pincus Ventures and some of our other stockholders are parties to a registration rights agreement. That agreement grants Warburg, Pincus Ventures the right to require us to file a registration statement covering all or part of their shares of common stock at our expense, subject to the following restrictions:

         . we are not required to register the shares if Warburg, Pincus Ventures proposes to sell the shares at an aggregate price to the public of less than $20.0 million;

         . we are not required to effect more than one requested registration for an underwritten offering in any six-month period; and

         . we generally are not required to effect more than two requested registrations for underwritten offerings and more than one requested registration covering the resale of securities for Warburg, Pincus Ventures unless we are then eligible to register the requested sale on Securities and Exchange Commission Form S-3.

         Some of our stockholders also have rights to include their shares, at our expense, in a registration statement filed by us for purposes of a public offering. An underwriter participating in these offerings may limit the number of shares offered, and the number will be allocated first to us and then to participating stockholders on a pro rata basis.


Anti-Takeover Provisions of our Certificate of Incorporation and Bylaws

Business Combinations under Delaware Law

         We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. Section 203 prevents an interested stockholder, a person who owns 15 percent or more of our outstanding voting

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

stock, from engaging in business combinations with Spinnaker for three years following the time that the person becomes an interested stockholder. These restrictions do not apply if:

         . before the person becomes an interested stockholder, our board of directors approves the business combination or the transaction in which the person becomes an interested stockholder;

         . upon completion of the transaction that results in the person becoming an interested stockholder, the interested stockholder owns at least 85 percent of our outstanding voting stock at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

         . at or following the time of the transaction in which the person became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders, and not by obtaining the written consent of our stockholders, by the affirmative vote of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

         The law does not apply to interested stockholders, such as Warburg, Pincus Ventures, who became an interested stockholder before our common stock was listed on The Nasdaq National Market or the New York Stock Exchange.

         The law defines the term "business combination" to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This law could have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

Written Consent of Stockholders

         Our certificate of incorporation provides that any action by our stockholders must be taken at an annual or special meeting of stockholders. Special meetings of the stockholders may be called only by the board of directors.

Advance Notice Procedure for Stockholder Proposals

         Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors as well as for stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director must be delivered to or mailed and received at our principal executive offices as follows:

         . With respect to an election to be held at the annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year's annual meeting of stockholders.

         . With respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public disclosure is first made of the date of the special meeting, and must contain specified information concerning the person to be nominated.


         Notice of stockholders' intent to raise business at an annual meeting must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year's annual meeting of stockholders. These procedures may operate to limit the ability of stockholders to bring business before a stockholders meeting, including with respect to the nomination of directors or considering any transaction that could result in a change of control.

Limitation of Liability and Indemnification of Officers and Directors

         Limitation of Liability. Delaware law authorizes corporations to limit or eliminate the personal liability of their officers and directors to them and their stockholders for monetary damages for breach of officers' and directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

         Our certificate of incorporation limits the liability of our directors to us or our stockholders to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty in such capacity, except for liability:

         . for any breach of the director's duty of loyalty to Spinnaker or our stockholders;

         . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         . for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

         . for any transaction from which the director derived an improper personal benefit.

         Indemnification. Delaware law also authorizes corporations to indemnify its officers, directors, employees and agents for liabilities, other than liabilities to the corporation, arising because such individual was an officer, director, employee or agent of the corporation so long as the individual acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and not unlawful.

         Our bylaws provide that our officers and directors will be indemnified by us for liabilities arising because such individual was an officer or director of Spinnaker to the fullest extent permitted by Delaware law. Our bylaws also provide that we may, by action of our board of directors, provide similar indemnification to our employees and agents. The inclusion of these provisions in our certificate of incorporation and our bylaws may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though the action, if successful, might otherwise have benefited us and our stockholders. These provisions in our certificate of incorporation and bylaws do not alter the liability of our officers and directors under federal securities laws and do not affect the right to sue under federal securities laws for violations thereof.

         At present, we are not aware of any pending litigation or proceeding involving any director, officer, employee or agent of Spinnaker where indemnification will be required or permitted. Furthermore, we are not aware of any threatened litigation or proceeding that might result in a claim for indemnification.

Transfer Agent and Registrar

         The transfer agent and registrar of our common stock is Computershare Trust Company, Inc.

                        DESCRIPTION OF DEPOSITARY SHARES

General

         We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the "Bank Depositary"). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

         We have summarized selected provisions of a depositary agreement and the related depositary receipts. The summary is not complete. The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the Securities and Exchange Commission on a Current Report on Form 8-K prior to our offering of the depositary shares, and you should read such documents for provisions that may be important to you.

Dividends and Other Distributions

         If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. If the Bank Depositary, however, determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

         If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

         Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder's depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

         The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

         We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

         Upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

         The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

         Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

         The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. Such successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

                             DESCRIPTION OF WARRANTS

General Description of Warrants

         We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A form of the applicable warrant agreement will be filed with the Securities and Exchange Commission on Form 8-K prior to any offering of the applicable warrants.

Debt Warrants

         The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

         .   the title of the warrants;

         .   the offering price for the warrants, if any;

         .   the aggregate number of the warrants;

         . the designation and terms of the debt securities purchasable upon exercise of the warrants;

         . if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

         . if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

         . the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

         . the dates on which the right to exercise the warrants will commence and expire;

         . if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

         . whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

         .   information relating to book-entry procedures, if any;

         . the currency or currency units in which the offering price, if any, and the exercise price are payable;

         . if applicable, a discussion of material United States federal income tax considerations;

         .   anti-dilution provisions of the warrants, if any;

         .   redemption or call provisions, if any, applicable to the warrants;

         . any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

         .   any other information we think is important about the warrants.

Stock Warrants

         The prospectus supplement relating to a particular issue of warrants to issue common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

         .   the title of the warrants;

         .   the offering price for the warrants, if any;

         .   the aggregate number of the warrants;

         . the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;


         . if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

         . if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

         . the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

         . the dates on which the right to exercise the warrants commence and expire;

         . if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

         . the currency or currency units in which the offering price, if any, and the exercise price are payable;

         . if applicable, a discussion of material United States federal income tax considerations;

         .   anti-dilution provisions of the warrants, if any;

         .   redemption or call provisions, if any, applicable to the warrants;

         . any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

         .   any other information we think is important about the warrants.

Exercise of Warrants

         Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

         Until you exercise your warrants to purchase our debt securities, preferred stock or common stock, you will not have any rights as a holder of our debt securities, preferred stock or common stock, as the case may be, by virtue of your ownership of warrants.

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

         We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

         The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the Securities and Exchange Commission each time we issue stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                         DESCRIPTION OF TRUST SECURITIES

         The trust may issue trust preferred securities and trust common securities, which we refer to collectively as the "trust securities," under the terms of the trust agreement. The trust preferred securities will represent undivided beneficial interests in the assets of the trust. We will own all of the trust common securities. Selected provisions of the trust agreement are summarized below. This summary is not complete and contains only a general description of the trust preferred securities. Any of the following terms may be changed, as set forth in a prospectus supplement. A form of trust agreement has been filed as an exhibit to the registration statement and you should read the trust agreement for provisions that may be important to you. A definitive form of trust agreement will be filed with the Securities and Exchange Commission on a Form 8-K if we issue trust preferred securities. The trust agreement will be qualified under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the trust preferred securities. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated herein by reference to the trust agreement.

General

         The trust preferred securities and trust common securities issued by the trust will be substantially the same except that, if there is an event of default under the trust agreement, as described below, the rights of the holders of the trust preferred securities will be entitled to priority in right of payment over our rights as holders of the trust common securities.

         The trust will invest the proceeds from any issuance of the trust preferred securities, together with the consideration we pay for the trust common securities, to purchase trust debentures from us. Legal title in the trust debentures will be held by the property trustee in trust for the benefit of holders of the trust securities.

         In accordance with the trust agreement, the trust may not, among other things, borrow money, issue debt or any securities other than the trust securities, execute mortgages or pledge any of its assets.


         We will guarantee distributions on the trust preferred securities on a limited basis to the extent described under "Description of Guarantee." The guarantee will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the trust when the trust does not have funds on hand legally available for such payments. In such event, a remedy of a holder of trust preferred securities is to direct the property trustee to enforce its rights under the trust debentures. In addition, a holder of the trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of principal of, premium, if any, or interest on the trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the due date specified in the trust debentures.


         Holders of the trust preferred securities will have no pre-emptive or similar rights.

Distributions

         Distributions on the trust preferred securities will be payable on the dates and at the rates set forth in a prospectus supplement. The distribution rate and the relevant distribution date for the trust securities will correspond to the payments and payment dates on the trust debentures. The revenue of the trust available for distribution to holders of the trust preferred securities will be limited to payments under the trust debentures in which the trust will invest the proceeds from the issuance and sale of the trust securities. If we fail to make interest payments on the trust debentures, the property trustee will not have funds available to pay distributions on the trust preferred securities.

         Unless otherwise specified in the applicable prospectus supplement, we may defer the payment of interest on the trust debentures on one or more occasions for a period not exceeding ten consecutive semi-annual periods (or the equivalent thereof), unless a debenture event of default has occurred and is continuing. However, no deferral period shall extend beyond the stated maturity date. Distributions on the trust preferred securities will be deferred by the trust during any such deferral period. Distributions to which holders of the trust preferred securities are entitled during any such deferral period will accumulate additional distributions at the rate per annum set forth in the prospectus supplement.

         Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the requirements described above. No interest shall be due and payable during any deferral period, except at the end of the period.

         We must give the property trustee, the debenture trustee and the administrative trustees notice of our election to defer the payment of interest on the trust debentures at least one business day prior to the earlier of:

           . the date the distributions on the trust preferred securities would have been payable except for the election to begin such deferral period; or

           . the date the administrative trustees are required to give notice to any securities exchange or to holders of trust preferred securities of the record date or the date such distributions are payable, but in any event not less than one business day prior to such record date.

         There is no limitation on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust preferred securities. See "Description of Trust Debentures--Option to Extend Interest Payment Date."

         Unless otherwise specified in the applicable prospectus supplement, during any deferral period, we may not do any of the following:

         . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, subject to certain exceptions described under "Description of Trust Debentures -- Restrictions on Certain Payments;"

         . make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any of our debt securities that rank equal to or junior in right of payment to the trust debentures; or

         . make any guarantee payments (other than payments under the guarantee of the trust securities) with respect to any guarantee by us of the debt securities of any of our subsidiaries, if such guarantee ranks equal to or junior in right of payment to the trust debentures.

Conversion or Exchange

         If and to the extent indicated in the applicable prospectus supplement, the trust securities may be convertible or exchangeable into other debt or equity securities or property. The specific terms on which the trust securities may be so converted or exchanged will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number or amount of securities or property to be received by the holders of the trust securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Additional Sums

         Except as set forth in the applicable prospectus supplement, we will be obligated to pay as additional amounts in the trust debentures such additional amounts as may be necessary in order that the amount of distributions then due and payable by the trust on the outstanding trust securities will not be reduced as a result of any additional taxes, duties and other governmental charges.

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

Redemption

         Whenever the trust debentures are repaid, other than following the distribution of the trust debentures to the holders of the trust securities, whether at maturity or earlier redemption, the property trustee will apply the proceeds to redeem a like amount of the trust securities at the applicable redemption price specified in the applicable prospectus supplement.

         "Like amount" means:

         . with respect to a redemption of the trust securities, trust securities having a liquidation amount equal to the principal amount of trust debentures to be paid in accordance with their terms; and

         . with respect to a distribution of trust debentures upon the dissolution and liquidation of the trust, trust debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such trust debentures are being distributed.

Redemption Procedures

         If applicable, trust securities will be redeemed at the applicable redemption price with the proceeds from the contemporaneous repayment or prepayment of the trust debentures. Any redemption of trust securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the trust has funds legally available for the payment of the applicable redemption price. See also "--Subordination of Trust Common Securities."

         If the trust gives a notice of redemption in respect of the trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available, with respect to the trust preferred securities held by the Depository Trust Company, (which we refer to as "DTC") or its nominees, the property trustee will deposit with DTC funds sufficient to pay the applicable redemption price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the trust preferred securities held in certificated form, the property trustee, to the extent funds are legally available, will pay the applicable redemption price to the holders of trust preferred securities upon surrender of the security. See "--Payment and Paying Agency." Notwithstanding the foregoing, distributions payable on or prior to the redemption date shall be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds are deposited as required, then on the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of the holders of the trust preferred securities to receive the applicable redemption price, and the trust preferred securities will cease to be outstanding.

         If any redemption date of trust preferred securities is not a business day, then the redemption price will be paid on the next day that is a business day. If the next business day falls in the next calendar year, then the required payment will be made on the immediately preceding business day.

         Subject to applicable law, our subsidiaries or we may, from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

         The trust may not redeem fewer than all of the outstanding trust preferred securities unless all accumulated and unpaid distributions have been paid on all trust preferred securities for all distribution periods terminating on or prior to the redemption date. If less than all of the issued trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate amount of such trust preferred securities and trust common securities to be redeemed shall be allocated pro rata among the trust preferred securities and the trust common securities. The property trustee will select on a pro rata basis the particular outstanding trust preferred securities to be redeemed not more than 60 days prior to the redemption date, by such method as the property trustee shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred security selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities at its registered address. Unless we default in payment of the applicable redemption price on, or in the repayment of, the trust debentures, on and after the redemption date distributions will cease to accrue on the trust securities called for redemption.

Cancellation

         If at any time we or any of our affiliates hold any trust preferred securities, we may deliver to the property trustee all or any portion of such trust preferred securities as we elect and receive, in exchange therefore, a like amount of debentures. After the exchange, such trust preferred securities will be cancelled and will no longer be deemed to be outstanding, and all rights of ours or our affiliates with respect to such trust preferred securities will cease.

Liquidation of the Trust and Distribution of Trust Debentures

         The trust will automatically dissolve upon the first to occur of:

          . our bankruptcy, dissolution, liquidation or revocation of our charter without reinstatement for 90 days;

          .    the expiration of the term of the trust;

          . the entry of an order for dissolution of the trust by a court of competent jurisdiction;

          . our directing the trustees in writing to dissolve the trust and, after satisfaction of the liabilities of the trust to the creditors of the trust, to distribute a like amount of the trust debentures to the holders of the trust securities; and

          . redemption, conversion or exchange, if applicable, of all of the trust securities.

         Unless otherwise specified in the prospectus supplement, we have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust, cause the trust debentures to be distributed to the holders of the trust securities in liquidation of the trust.


         If a dissolution occurs as described in bullet points one through four above, the trust will be liquidated by the administrative trustees as expeditiously as possible. After satisfaction of liabilities to the trust's creditors, the administrative trustees will distribute to the holders of the trust securities a like amount of the trust debentures, unless such distribution is determined by the property trustee not to be practicable. In such case, the holders will be entitled to receive pro rata out of the assets of the trust legally available for distribution to holders an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the trust has insufficient assets on hand legally available to pay in full the aggregate liquidation distribution, then the amount payable directly by the trust on the trust securities will be paid on a pro rata basis, except that if a debenture event of default has occurred and is continuing, the trust preferred securities shall have a priority over the trust common securities. See "--Subordination of Trust Common Securities."


         If we elect not to redeem the trust debentures before maturity in accordance with their terms and either elect not to or are unable to dissolve and liquidate the trust and distribute the trust debentures to holders of the trust securities, the trust securities will remain outstanding until the repayment of the trust debentures on the stated maturity date.

         After the liquidation date is fixed for any distribution of trust debentures to holders of the trust securities:

          .    the trust securities will no longer be deemed to be outstanding;

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

         . DTC or its nominee will receive, in respect of each registered global certificate, if any, representing trust securities and held by it, a registered global certificate or certificates representing the trust debentures to be delivered upon such distribution; and

         . any certificates representing trust securities not held by DTC or its nominee will be deemed to represent trust debentures having a principal amount equal to the liquidation amount of such trust securities until such certificates are presented to the administrative trustees or their agent for cancellation. We will then issue to such holder, and the debenture trustee will authenticate, a certificate representing such trust debentures.

Subordination of Trust Common Securities

         Payment of distributions on, and the redemption price of, the trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if on any distribution date or redemption date a debenture event of default has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

         In the case of any event of default under the trust agreement, we, as holder of the trust common securities, will be deemed to have waived any right to act with respect to such event of default until the effect of such event of default with respect to the trust preferred securities is cured, waived or otherwise eliminated. Until any such event of default is so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of us, as holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

         The occurrence of a debenture event of default constitutes an event of default under the trust agreement. See "Description of Trust
Debentures--Debenture Events of Default."

         Within five business days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee will transmit notice of such default to the holders of the trust preferred securities, the administrative trustees and us, unless such default is cured or waived. We and the administrative trustee are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the trust agreement.

         Upon the occurrence of a trust agreement event of default, the debenture trustee or the property trustee as the holder of the trust debentures will have the right under the junior subordinated indenture to declare the principal of and interest on the trust debentures to be immediately due and payable.

         If a trust agreement event of default has occurred and is continuing and such event is attributable to our failure to pay interest, principal or other required payments on the trust debentures issued to the trust on the date such interest, principal or other payment is otherwise payable, then a record holder of trust preferred securities may, on or after the respective due dates specified in the trust debentures, institute a proceeding directly against us for enforcement of payment on trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by such holder. In connection with such an action, we will be subrogated to the rights of such record holder of trust preferred securities to the extent of any payment made by us to such record holder of trust preferred securities.

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

         If a debenture event of default has occurred and is continuing, the trust preferred securities shall have a preference over the trust common securities as described under "--Liquidation of the Trust and Distribution of Trust Debentures" and "--Subordination of Trust Common Securities."

Removal of Trustees


         Unless a debenture event of default occurs and is continuing, any trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the trust common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.


Mergers, Consolidations, Amalgamations or Replacements of the Trust

         The trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "--Liquidation of the Trust and Distribution of Trust Debentures." The trust may, at our request and with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, the Delaware trustee or the property trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state of the United States or the District of Columbia, provided that:

         . such successor entity either expressly assumes all of the obligations of the trust with respect to the trust securities and the trust agreement or substitutes for the trust securities other securities having substantially the same terms as the trust securities (the "Successor Securities") so long as the Successor Securities rank the same as the trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

         . we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the trust debentures;

         . the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust securities are then listed or quoted, if any;

         . if the trust preferred securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities (including any Successor Securities) or, if the trust debentures are so rated, the trust debentures, to be downgraded by any such nationally recognized statistical rating organization;

         . such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect;

         . such successor entity has a purpose substantially identical to that of the trust;

         . prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

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

               . such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect (other than by reason of dilution); and

               . following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease,

                    . neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

                    . the trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

          . we or any permitted successor or assignee own all of the trust common securities of such successor entity and guarantee the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee and the common guarantee.

          Notwithstanding the foregoing, the trust will not, except with the consent of holders of 100 percent in liquidation amount of the trust securities, consolidate, convert into, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, convert into, amalgamate, merge with or into, or replace it if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes or would cause the holders of the trust securities not to be treated as owning an undivided interest in the trust debentures.

Voting Rights; Amendment of the Trust Agreement

         Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the trust preferred securities will have no voting rights.

         The trust agreement may be amended from time to time by us and the administrative trustees without the consent of the holders of the trust securities:

          . to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement;

          . to modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act;

          .    to provide for a successor trustee; or

          .    to add to the covenants or obligations of us as sponsor;

provided, however, that in the case of the first two bullet points, the interests of the holders of the trust securities shall not be adversely affected in any material respect. Any amendments of the trust agreement pursuant to the foregoing shall become effective once notice is given to the holders of the trust securities.

          We and the administrative trustees may otherwise amend the trust agreement with the consent of holders representing a majority (based upon liquidation amount) of the outstanding trust securities upon receipt by the trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an investment company under the Investment Company Act; provided that, without the consent of each holder of trust securities, the trust agreement may not be amended to:

          . change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

          . restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

          Subject to the requirements discussed below, holders of a majority in liquidation amount of trust preferred securities may, and so long as any trust debentures are held by the trust, the trustees will not, without obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities:

          . direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the debenture trustee with respect to the trust debentures;

          .    waive any past defaults under the indenture;

          . exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the trust debentures; or

          . consent to any amendment, modification or termination of the indenture or the trust debentures, where such consent shall be required.

          However, where a consent under the indenture would require the consent of each holder of trust debentures affected thereby, no such consent shall be given by the property trustee without the prior consent of each holder of the trust preferred securities. The trustees will not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except pursuant to a subsequent vote of such holders. The property trustee shall notify each holder of trust preferred securities of any notice of default that it receives with respect to the trust debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the trust will not fail to be classified as a grantor trust for United States federal income tax purposes on account of such action.

          Any required approval of holders of trust preferred securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent (without prior notice). The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

          No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel the trust preferred securities in accordance with the trust agreement.

          Notwithstanding that holders of the trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that we own or any of our affiliates shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

     Payments in respect of trust preferred securities held in global form will be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates, or in respect of trust preferred securities that are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent will initially be the property trustee or an affiliate of the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days written notice to the property trustee, the administrative trustees and us. If the property trustee or an affiliate of the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

Form, Denomination, Book-Entry Procedures and Transfer

     Unless otherwise specified in the applicable prospectus supplement, the trust preferred securities will be in registered, global form, and the global trust preferred securities will be deposited upon issuance with DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     A global preferred security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global trust preferred securities shall be transferred and exchanged through the facilities of DTC. Beneficial interests in the global trust preferred securities may not be exchanged for trust preferred securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities."

Depositary Procedures

     DTC has advised the trust and us that DTC is a limited-purpose trust company organized under the New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of security certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants of DTC. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

     DTC has also advised the trust and us that it has established procedures to provide that:

     . upon deposit of the global trust preferred securities, DTC will credit the accounts of participants designated by the exchange agent with portions of the liquidation amount of the global trust preferred securities; and

     . ownership of such interests in the global trust preferred securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and indirect participants (with respect to other owners of beneficial interests in the global trust preferred securities).

     Investors in the global trust preferred securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system. All interests in a global preferred security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own.

Consequently, the ability to transfer beneficial interests in a global preferred security to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global preferred security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the trust preferred securities, see "--Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities."

     Except as described below, owners of interests in the global trust preferred securities will not have trust preferred securities registered in their name, will not receive physical delivery of trust preferred securities in certificated form and will not be considered the registered owners or holders thereof under the trust agreement for any purpose.

     Payments in respect of each global preferred security registered in the name of DTC or its nominee will be payable by the property trustee to DTC in its capacity as the registered holder under the trust agreement. Under the terms of the trust agreement, the property trustee will treat the persons in whose names the trust preferred securities, including the global trust preferred securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the property trustee nor any agent thereof has or will have any responsibility or liability for:

     . any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global trust preferred securities, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global trust preferred securities; or

     . any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

     DTC has advised the trust and us that its current practice, upon receipt of any payment in respect of securities such as the trust preferred securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of trust preferred securities represented by global trust preferred securities will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the property trustee, the trust or us. None of us, the trust or the property trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the trust preferred securities, and we, the trust and the property trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the global trust preferred securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds.

     DTC has advised the trust and us that it will take any action permitted to be taken by a holder of trust preferred securities only at the direction of one or more participants to whose account with DTC interests in the global trust preferred securities are credited and only in respect of such portion of the liquidation amount of the trust preferred securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the trust agreement, DTC reserves the right to exchange the global trust preferred securities for trust preferred securities in certificated form and to distribute such trust preferred securities to its participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the trust and we believe to be reliable, but neither the trust nor we take responsibility for the accuracy thereof.

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     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global trust preferred securities among participants, DTC is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the trust or the property trustee will have any responsibility for the performance by DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities

     Unless otherwise specified in the applicable prospectus supplement, a global preferred security is exchangeable for trust preferred securities in certificated form if:

     . DTC notifies the trust that it is unwilling or unable to continue as depositary for the global preferred security or has ceased to be a clearing agency registered under the Exchange Act, and the trust fails to appoint a successor depositary within 90 days; or

     . we, on behalf of the trust, in our sole discretion elect to cause the issuance of the trust preferred securities in certificated form.

     In all cases, certificated trust preferred securities delivered in exchange for any global preferred security or beneficial interests therein will be registered in the names and issued in any approved denominations requested by or on behalf of the depositary (in accordance with its customary procedures).

Registrar and Transfer Agent

     The property trustee will act as registrar and transfer agent for the trust preferred securities.

     Registration of transfers of the trust preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of the trust preferred securities after they have been called for redemption.

Information Concerning the Property Trustee

     The property trustee, other than during the occurrence and continuance of a trust agreement event of default, will perform only such duties as are specifically set forth in the trust agreement and, during the existence of a trust agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no trust agreement event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the trust preferred securities or the trust common securities are entitled under the trust agreement to vote, then the property trustee shall take such action as is directed by us and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the trust debentures will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that we and the administrative trustees determine in our discretion is necessary or desirable for such purposes.

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     The trust agreement and the trust preferred securities will be governed by and construed in accordance with the internal laws of the State of Delaware.

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                         DESCRIPTION OF TRUST DEBENTURES

     The trust will purchase trust debentures issued by us with the proceeds from the sale of the trust securities under an indenture, which we refer to as the "junior subordinated indenture," between us and a trustee to be named in an applicable prospectus supplement. Selected provisions of the junior subordinated indenture are summarized below. This summary is not complete and contains only a general description of the trust debentures and the junior subordinated indenture. Any of the following terms may be changed, as set forth in a prospectus supplement. A form of the junior subordinated indenture has been filed as an exhibit to the registration statement, and you should read the junior subordinated indenture for provisions that may be important to you. A definitive form of the junior subordinated indenture will be filed with the Securities and Exchange Commission on Form 8-K if we issue trust debentures. The junior subordinated indenture will be qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the trust debentures. Wherever particular defined terms of the junior subordinated indenture are referred to, such defined terms are incorporated herein by reference.

General

     The trust will invest the proceeds obtained from any issuance of trust preferred securities, together with the consideration paid by us for the trust common securities, in trust debentures issued by us. The trust debentures will bear interest at the same rate as the distribution rate of the trust preferred securities specified in the applicable prospectus supplement, and interest on the trust debentures and in the trust preferred securities accrue from the same date. It is anticipated that, until the liquidation, if any, of the trust, each trust debenture will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities.

     Except as otherwise stated in the applicable prospectus supplement, the trust debentures will be issued in denominations of $1,000 and integral multiples thereof. The trust debentures will mature on the date specified in the applicable prospectus supplement.

     The trust debentures issued by us will be unsecured, subordinate and junior in right of payment to all Senior Indebtedness (as defined below) to the extent and in the manner set forth in the junior subordinated indenture. See "--Subordination."

Subordination

     The junior subordinated indenture provides that any trust debentures issued under the junior subordinated indenture will be subordinate and junior in right of payment to all Senior Indebtedness. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to our company, all Senior Indebtedness must be paid in full before the holders of trust debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of trust debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of trust debentures will be entitled to receive or retain any payment in respect of the trust debentures.

     No payments on account of principal, premium, or interest, in respect of the trust debentures may be made if a default in any payment with respect to Senior Indebtedness has occurred and is continuing, or an event of default has occurred with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof or if any judicial proceeding shall be pending with respect to any such default.

     "Indebtedness" means:

     .    all of our obligations for money borrowed;

     . all of our obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

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     .    all of our reimbursement obligations with respect to letters of credit, banker's acceptances or similar facilities issued for our account;

     . all of our obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

     .    all of our capital lease obligations;

     . all our indebtedness whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

     . every obligation of the type referred to in the preceding bullet points of another person and all dividends of another person, the payment of which in either case, we have guaranteed or are responsible or liable, directly or indirectly, as obligor or otherwise.

     "Indebtedness Ranking on a Parity with the Trust Debentures" means:

     . Indebtedness, whether outstanding on the date of execution of the junior subordinated indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks equally with and not prior to the trust debentures in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of us; and

     . all other debt securities, and guarantees in respect of those debt securities (including other debentures and other guarantees), issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with us that is our financing vehicle in connection with the issuance by such financing vehicle of equity securities that are similar to the trust preferred securities or other securities guaranteed by us.

     The securing of any Indebtedness otherwise constituting Indebtedness Ranking on a Parity with the Trust Debentures will not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Trust Debentures.

     "Indebtedness Ranking Junior to the Trust Debentures" means any Indebtedness, whether outstanding on the date of execution of the junior subordinated indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks junior to and not equally with or prior to the trust debentures (and any other Indebtedness Ranking on a Parity with the Trust Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of us. The securing of any Indebtedness otherwise constituting Indebtedness Ranking Junior to the Trust Debentures will not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Trust Debentures.

     "Senior Indebtedness" means all Indebtedness, whether outstanding on the date of execution of the junior subordinated indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Trust Debentures or Indebtedness Ranking Junior to the Trust Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

     Holders of trust debentures should look only to us for payments on the trust debentures.

Option to Extend Interest Payment Date

     Except as otherwise described in an applicable prospectus supplement, so long as no debenture event of default has occurred and is continuing, we will have the right under the junior subordinated indenture at any time and from time to time during the term of the trust debentures to defer the payment of interest for a period not exceeding ten consecutive semi-annual periods (or the equivalent thereof). However, no deferral period shall extend beyond the stated maturity date. At the end of such deferral period, we must pay all interest then accrued and

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

unpaid. During the deferral period, we will be restricted from making certain payments described below under "--Restrictions on Certain Payments."

     Prior to the termination of any deferral period, we may further extend such deferral period, so long as such extension does not cause such deferral period to exceed ten consecutive semi-annual periods or extend beyond the stated maturity date. Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the above requirements. No interest shall be due and payable during a deferral period, except at the end thereof. We must give the property trustee, the administrative trustees and the debenture trustee notice of our election to defer payment of interest on the trust debentures at least one business day prior to the earlier of:

     . the date the distributions on the trust securities would have been payable except for the election to begin or extend such deferral period; or

     . the date the administrative trustees are required to give notice to any securities exchange or to holders of trust preferred securities of the record date or the date such distributions are payable, but in any event not less than one business day prior to such record date.

     The property trustee shall give notice of our election to begin or extend a new deferral period to the holders of the trust preferred securities. There is no limitation on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust debentures.

Conversion or Exchange

     If and to the extent indicated in the applicable prospectus supplement, the trust debentures may be convertible or exchangeable into other debt or equity securities or property. The specific terms on which the trust debentures may be so converted or exchanged will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number or amount of securities or other property to be received by the holders of the trust debentures would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Restrictions on Certain Payments

     Except as otherwise specified in the applicable prospectus supplement, if
(1) any event has occurred, of which we have actual knowledge, that with the giving of notice or the lapse of time, or both, would be a debenture event of default and in respect of which we have not taken reasonable steps to cure, (2) a debenture event of default has occurred and is continuing, (3) the trust debentures are held by the property trustee, we are in default with respect to our payment of any obligations under the guarantee or (4) we have given notice of our election of a deferral period as provided in the junior subordinated indenture, or such deferral period, or any extension thereof, has commenced and is continuing, then we will not do any of the following:

     . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock other than the following:

          . dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock;

          . any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

          . as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

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

          . the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

          . purchases of common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans;

     . make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of our debt securities (including other debentures) that rank equal to or junior in right of payment to the trust debentures; or

     . make any guarantee payments (other than payments under the guarantee of the trust securities) with respect to any guarantee by us of the debt securities of any of our subsidiaries, if such guarantee ranks equal to or junior in right of payment to the trust debentures.

Redemption

     To the extent set forth in an applicable prospectus supplement, we may, or may be required to, redeem the trust debentures at the prices and on the terms set forth in such prospectus supplement. If the trust debentures are so redeemable only on or after a specified date or event or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or event or describe such conditions.

     If set forth in the applicable prospectus supplement, the trust debentures may be redeemable in the event of certain changes in tax law affecting our ability to deduct, for federal income tax purposes, the interest payable on the trust debentures. The applicable prospectus supplement will describe the terms of any such right and the status of any then pending changes in tax law relevant to such right.

     For so long as the trust is the holder of the trust debentures, the proceeds of any redemption of such debentures will be used by the trust to redeem the related trust securities in accordance with their terms.

     Except as set forth in the applicable prospectus supplement, notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the trust debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the trust debentures or portions thereof called for redemption.

Certain Covenants

     Except as otherwise specified in the applicable prospectus supplement, if and so long as the trust is the holder of all trust debentures, we, as borrower, will pay to the trust all fees and expenses related to the trust and the offering of the trust securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the trust but excluding obligations under the trust securities).

     Except as otherwise specified in an applicable prospectus supplement, so long as the trust securities remain outstanding, we also covenant:

     . to maintain 100 percent direct or indirect ownership of the trust common securities; provided, however, that any successor of our company permitted under the indenture may succeed to our ownership of such trust common securities; and

     .    to use reasonable efforts to cause the trust:

          . to remain a business trust, except in connection with the distribution of trust debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the

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

               trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement; and

            . to otherwise continue to be treated as a grantor trust for United States federal income tax purposes; and

     . to use our reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the trust debentures.

Additional Sums

     Except as set forth in the applicable prospectus supplement, we will be obligated to pay as additional amounts on the trust debentures such additional amounts as may be necessary in order that the amount of distributions then due and payable by the trust on the outstanding trust securities will not be reduced as a result of any additional taxes, duties and other governmental charges.

Modification of Indenture

     From time to time and without the consent of the holders of trust debentures, we and the debenture trustee may amend the junior subordinated indenture for specified purposes, including, among other things, to cure any ambiguity or to correct or supplement any provision contained in the junior subordinated indenture or any supplemental indenture which is defective or inconsistent with any other provision contained therein (provided that any such action does not materially adversely affect the interests of the holders of trust debentures) and qualifying, or maintaining the qualification of, the junior subordinated indenture under the Trust Indenture Act.

     The junior subordinated indenture contains provisions permitting us and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of trust debentures, to amend the junior subordinated indenture in a manner affecting the rights of the holders of trust debentures. However, except as set forth in the applicable prospectus supplement, no such modification may, without the consent of the holders of each outstanding trust debenture so affected:

     . change the stated maturity, or reduce the rate of interest or extend the time of payment of interest thereon except pursuant to our right under the junior subordinated indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or reduce the amount of any premium payable on the trust debentures or reduce the amount payable on redemption thereof or make the principal of, or interest or premium on, the trust debentures payable in any coin or currency other than that provided in the trust debentures, or impair or affect the right of any holder of trust debentures to institute suit for the payment thereof or, if applicable, to convert or exchange such holder's trust debenture as set forth in the junior subordinated indenture;

     . modify the provisions of the junior subordinated indenture with respect to the subordination of the trust debentures in a manner adverse to the holders;

     . reduce the percentage of principal amount of trust debentures, the holders of which are required to consent to any such modification of the junior subordinated indenture, or are required to consent to any waiver provided for in the junior subordinated indenture; or

     . modify certain other provisions of the junior subordinated indenture relating to amendments and waivers of holders.

     Notwithstanding the foregoing, if the trust holds the trust debentures, an amendment requiring consent of holders of a majority in principal amount of the trust debentures will not be effective until the holders of a majority in liquidation amount of the trust securities have consented to the amendment. Further, if the consent of the holders

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

of each trust debenture is required, an amendment will not be effective until each holder of the trust securities has consented to such amendment.

Debenture Events of Default

     Except as set forth in the applicable prospectus supplement, the junior subordinated indenture provides that any one or more of the following described events with respect to the trust debentures constitute a debenture event of default:

     . failure to pay any interest on the trust debentures when due for 30 days (subject to the deferral of any due date in the case of an Extension Period); or

     . failure to pay any principal or premium, if any, on the trust debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

     . failure to perform, or breach of, any other covenant or warranty of our company contained in the junior subordinated indenture for 90 days after written notice to our company from the debenture trustee or the holders of at least 25 percent in aggregate outstanding principal amount of trust debentures; or

     . certain events of bankruptcy, insolvency or reorganization of our company.

     Within five business days after the occurrence of a debenture event of default actually known to the indenture trustee, the indenture trustee must transmit notice of such debenture event of default to the debenture holders, unless such debenture event of default has been cured or waived. The junior subordinated indenture requires that we file annually with the debenture trustee a certificate as to the absence of certain defaults under the junior subordinated indenture.

     The holders of a majority in aggregate outstanding principal amount of the trust debentures generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee or to exercise any trust or power conferred upon the debenture trustee under the junior subordinated indenture, with certain exceptions set forth in the junior subordinated indenture. If a debenture event of default has occurred and is continuing, the debenture trustee or the holders of not less than 25 percent in aggregate outstanding principal amount of the trust debentures may declare the principal amount on all trust debentures due and payable immediately upon such debenture event of default. The holders of a majority in aggregate outstanding principal amount of the trust debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the trust debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal of, and premium, if any, due otherwise than by acceleration (with any compounded interest due thereon) has been deposited with the debenture trustee.

     Prior to the declaration accelerating the maturity of the trust debentures, the holders of a majority in aggregate outstanding principal amount of the trust debentures may, on behalf of the holders of all the trust debentures, waive any past default or debenture event of default and its consequences, except a continuing default in the payment of principal (or premium, if any) or interest or a default in respect of a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding trust debenture affected.

     In case a payment related debenture event of default shall occur and be continuing, the property trustee will have the right to declare the principal of and the interest on such trust debentures and any other amounts payable under the junior subordinated indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such trust debentures.

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Enforcement of Certain Rights by Holders of Trust Preferred Securities

     If a debenture event of default has occurred and is continuing and is attributable to our failure to pay the principal of (or premium, if any), or interest on the trust debentures on the date such payment is otherwise required, a holder of trust preferred securities may institute a direct action against us for such failure to pay. We may not amend the junior subordinated indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we will be subrogated to the rights of the holder of such trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us to such holder in any direct action.

     The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the trust debentures unless there shall have been an event of default under the trust agreement. See "Description of Trust Securities --Events of Default; Notice."

Satisfaction and Discharge

     The junior subordinated indenture provides that when, among other things, all trust debentures not previously cancelled or delivered to the debenture trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for redemption within one year, and we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay on the stated maturity date or upon redemption of all the trust debentures not previously delivered to the debenture trustee for cancellation, the principal (and premium, if any) and interest due or to become due on the stated maturity date, or the redemption date, as the case may be, then the junior subordinated indenture will cease to be of further effect (with limited exceptions), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Consolidation, Merger, Sale of Assets and Other Transactions

     The junior subordinated indenture does not prevent us from consolidating with or merging into any other person or conveying, transferring or leasing our properties as an entirety or substantially as an entirety to any person, as long as:

     . either we are the surviving person or the successor person is organized and existing under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes our obligations on the trust debentures and the junior subordinated indenture, including with respect to conversion matters, if applicable;

     . immediately after giving effect thereto, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, has occurred and is continuing; and

     . certain other procedural conditions prescribed in the junior subordinated indenture are met.

Form, Registration and Transfer

     If the trust debentures are distributed to the holders of the trust securities, the trust debentures may be represented by one or more global certificates registered in the name of the DTC or its nominee. Under such circumstances, the depositary arrangements for the trust debentures would be expected to be substantially similar to those in effect for the preferred securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Trust Securities--Form, Denomination, Book-Entry Procedures and Transfer" and "Description of Trust Securities--Depositary Procedures."

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Payment and Paying Agents

     Payment of principal of (and premium, if any) and interest on trust debentures will be made at the office of the debenture trustee or at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made, except in the case of trust debentures in global form, (i) by check mailed to the address of the holder thereof as such address shall appear in the register for trust debentures or (ii) by transfer to an account maintained by the holder thereof, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any trust debenture will be made to the person in whose name such trust debenture is registered at the close of business on the record date for such interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however, we will at all times be required to maintain a paying agent in each place of payment for the trust debentures.

Governing Law

     The junior subordinated indenture and the trust debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

     The debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939. Subject to such provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of trust debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

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

                            DESCRIPTION OF GUARANTEE

     Set forth below is a summary of information concerning the guarantee, which will be executed and delivered by us for the benefit of the holders from time to time of trust preferred securities. The guarantee will be qualified under the Trust Indenture Act of 1939. The guarantee trustee, which will be named in an applicable prospectus supplement, will hold the guarantee for the benefit of the holders of the trust preferred securities. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the guarantee (including the definitions therein of certain terms), which is filed as an exhibit to the registration statement, and to the Trust Indenture Act of 1939. We will describe the particular terms of the guarantee, and any provisions that vary from those described below, in an applicable prospectus supplement. We will also file the definitive guarantee with the Securities and Exchange Commission on a Form 8-K if we issue trust preferred securities.

General

     We will irrevocably and unconditionally agree to pay in full on a subordinated basis the payments described below to the holders of the trust preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the trust, will be subject to the guarantee:

     . any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand legally available therefor at such time;

     . the applicable redemption price with respect to the trust preferred securities called for redemption, to the extent that the trust has funds on hand legally available therefor at such time; and

     . upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust (other than in connection with the distribution of the trust debentures to holders of the trust preferred securities), the lesser of:

          . the liquidation distribution, to the extent the trust has funds legally available therefor at the time; or

          . the amount of assets of the trust remaining available for distribution to holders of trust preferred securities after satisfaction of liabilities to creditors of the trust as required by applicable law.

     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay such amounts to such holders.

     The guarantee will be a guarantee of the guarantee payments with respect to the trust preferred securities from the time of issuance of the trust preferred securities, but will not apply to distributions and other payments on the trust preferred securities when the trust does not have sufficient funds legally and immediately available to make such distributions or other payments. Therefore, if we do not make interest payments on the trust debentures held by the property trustee, the trust will not make distributions on the trust preferred securities and we will not make payments under the guarantee.

     Through the guarantee, the trust agreement, the trust debentures and the junior subordinated indenture, taken together, we will fully, irrevocably and unconditionally guarantee all of the trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities. See "Relationship Among the Trust Preferred Securities, the Trust Debentures and the Guarantee."

Status of the Guarantee

     The guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the trust debentures. See "Description of Trust Debentures -- Subordination."

     The guarantee will rank equally with all guarantees issued by us after the issue date with respect to trust preferred securities, if any, issued by other trusts. The guarantee will constitute a guarantee of payment and not of collection. The guarantee will be held by the guarantee trustee for the benefit of the holders of the trust preferred securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the trust preferred securities of the trust debentures.

     The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by us or any of our subsidiaries, including Senior Indebtedness.

Events of Default

     An event of default under the guarantee will occur upon our failure to perform any of our payment or other obligations thereunder; provided, however, that with respect to a default other than a default in payment of any guarantee payment, we have received notice of such default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

     Any holder of the trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

     As guarantor, we will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.

     Upon the occurrence of a default under the guarantee, we will not be allowed to make certain payments as described under "Description of Trust Debentures--Restrictions on Certain Payments."

Amendments and Assignments

     Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities (in which case no vote will be required), the guarantee may be amended only with the prior approval of the holders of a majority of the liquidation amount of such outstanding trust preferred securities. The manner of obtaining any such approval will be as set forth under "Description of Trust Securities -- Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantee

     The  guarantee will terminate and be of no further force and effect upon:

     . full payment of the applicable redemption price of the trust preferred securities; or

     . liquidation of the trust, the full payment of the liquidation distribution or the distribution of the trust debentures to the holders of the trust preferred securities.


     The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Information Concerning the Guarantee Trustee

     Other than during the occurrence and continuance of a default by us in performance of the guarantee, the guarantee trustee will undertake to perform only such duties as are specifically set forth in the guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

     The guarantee will be governed by and construed in accordance with the laws of the State of New York.

               RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
                     THE TRUST DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

     Payments of distributions and other amounts due on the trust preferred securities, to the extent the trust has funds on hand legally available for the payment of such distributions, are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the trust debentures, the junior subordinated indenture, the trust agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities. If and to the extent that we do not make the required payments on the trust debentures, the trust will not have sufficient funds to make the related payments, including distributions, on the trust preferred securities. The guarantee will not cover any such payment when the trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of trust preferred securities is to institute a direct action against us to enforce such holders' rights under the trust debentures. Our obligations under the guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

     As long as payments of interest and other payments are made when due on the trust debentures, such payments will be sufficient to cover distributions and other payments due on the trust securities, primarily because:

     . the aggregate principal amount or prepayment price of the trust debentures will be equal to the sum of the liquidation amount or redemption price, as applicable, of the trust securities;

     . the interest rate and interest and other payment dates on the trust debentures will match the distribution rate and distribution and other payment dates for the trust securities;

     . we will pay for all and any costs, expenses and liabilities of the trust except the trust's obligations to holders of trust securities under such trust securities; and

     . the trust agreement will provide that the trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

     Notwithstanding anything to the contrary in the junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

     A holder of any preferred trust security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity. A holder of trust preferred securities will also have a direct right to proceed against us to enforce such holder's rights under the trust debentures in the event of a payment default on the trust debentures.

Limited Purpose of the Trust

     The trust preferred securities represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the sole purpose of:

     .    issuing and selling the trust securities;


     . using the proceeds from the sale of the trust securities to acquire the trust debentures; and

     . engaging in only those other activities necessary, advisable or incidental thereto.

     A principal difference between the rights of a holder of a trust preferred security and a holder of a trust debenture is that a holder of a trust debenture will be entitled to receive from us the principal amount of, and premium, if any, and interest on trust debentures held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or, in certain circumstances, from us under the guarantee) if and to the extent the trust has funds on hand legally available for the payment of such distributions.

Rights Upon Dissolution

     Unless the trust debentures are distributed to holders of the trust securities, upon any voluntary or involuntary dissolution and liquidation of the trust, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Trust Securities -- Liquidation of the Trust and Distribution of Trust Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of our company, the property trustee, as holder of the trust debentures, would be a subordinated creditor of our company, subordinated in right of payment to all Senior Indebtedness as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal, and premium, if any, and interest, before any of our stockholders receive payments or distributions. Since we will be the guarantor under the guarantee and will agree to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of its trust securities), the positions of a holder of trust preferred securities and a holder of trust debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

     Any of the securities that may be offered pursuant to this prospectus may be sold in or outside the United States through underwriters or dealers, agents or directly to one or more purchasers, including our existing stockholders in a rights offering. The prospectus supplement relating to any offering of securities will include the following information:

     .    the terms of the offering;

     .    the names of any underwriters, dealers or agents;

     .    the name or names of any managing underwriter or underwriters;

     .    the purchase price of the securities from us;

     .    the net proceeds to us from the sale of the securities;

     .    any delayed delivery arrangements;

     . any underwriting discounts, commissions and other items constituting underwriters' compensation;

     .    any initial public offering price;

     .    any discounts or concessions allowed or reallowed or paid to dealers;
          and

     .    any commissions paid to agents.


Sale Through Underwriters or Dealers

     If we or the trust, as applicable, use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change, from time to time, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we or the trust, as applicable, use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

     We or the trust, as applicable, may sell the securities directly. In this case, no underwriters or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We or the trust, as applicable, may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

     We or the trust, as applicable, may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the trust, as applicable, at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

     We and the trust may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

                                  LEGAL MATTERS

     Unless otherwise specified in the applicable prospectus supplement, the validity of certain of the offered securities (other than the preferred securities of the trust) will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement. The validity of the trust preferred securities of the trust under Delaware law will be passed upon for us and the trust by Richards, Layton & Finger, P.A., special Delaware counsel to us and the trust.

                                     EXPERTS

     The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have not obtained their consent to do so in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

     The estimated reserve evaluations and related calculations of Ryder Scott Company, L.P., independent petroleum engineering consultants, incorporated by reference in this registration statement have been incorporated by reference in reliance on the authority of said firm as experts in petroleum engineering.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth all expenses payable by Spinnaker Exploration Company (sometimes referred to as the "Company" in this Part II of the Registration Statement) in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

               Registration fee ...................................  $ 40,354
               Fees and expenses of accountants ...................    75,000
               Fees and expenses of legal counsel .................   100,000
               Fees and expenses of trustee and counsel ...........    10,000
               Fees of rating agencies ............................    75,000
               Printing and engraving expenses ....................   150,000
               Miscellaneous ......................................     5,000
                                                                     --------
                                       Total ......................  $455,354
                                                                     ========

Item 15. Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Spinnaker's bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of Spinnaker.

         As permitted by the DGCL, the certificate of incorporation provides that directors of Spinnaker shall have no personal liability to Spinnaker or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to Spinnaker or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided under
Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

     Howard H. Newman and Jeffrey A. Harris, each directors of the Company, are Vice Chairman and Senior Managing Director, respectively, of Warburg Pincus LLC and partners of Warburg Pincus & Co., and are each indemnified by affiliates of Warburg Pincus LLC and Warburg Pincus & Co. against certain liabilities that they may incur as a result of their serving as a director of the Company. Warburg Pincus & Co. also maintains a supplemental directors and officers insurance policy for Messrs. Newman and Harris.

     The form of Amended and Restated Declaration of Trust provides that we will indemnify, to the fullest extent permitted by law, any administrative trustee, any officer, director, shareholder, member, partner, employee, representative, agent or affiliate thereof and any officer, employee or agent of the trust or our affiliates (each a "Company Indemnified Person"), who is or was a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the trust) by reason of the fact he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the trust, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Amended and Restated Declaration of Trust provides that no indemnification will be made in respect of any claim, issue or matter as to which a Company Indemnified Person is adjudged liable to the trust unless the Court of Chancery of Delaware or the court in which such action or suit was brought determines that such Company Indemnified Person is entitled to indemnity for such expenses as such Court of Chancery or other court deems proper. To the extent that a Company Indemnified Person is successful on the merits or otherwise in defense of any action, suit or proceeding, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred by a Company Indemnified Person in defending an action, suit or proceeding may be advanced by us in certain circumstances.

     The form of Amended and Restated Declaration of Trust also provides that we will indemnify the property trustee, the Delaware trustee and any officer, director, shareholder, member, partner, employee, representative, custodian, nominee, agent or affiliate thereof (each a "Fiduciary Indemnified Person") for and to hold each Fiduciary Indemnified Person harmless against any and all loss, liability, damage, claim or expense including taxes incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust.

Item 16. Exhibits.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") as indicated in parentheses:

          Exhibit No.      Description
          ----------       -----------

               **1.1  --   Form of Underwriting Agreement

                 4.1  --   Specimen Common Stock Certificate (incorporated
                           herein by reference to Exhibit 4.1 to Spinnaker's registration statement on Form S-1 (Registration No.
                           333-41626))

                 4.2  --   Form of Senior Indenture (incorporated herein by
                           reference to Exhibit 4.2 to Spinnaker's registration statement on Form S-3 (Registration No. 333-72238)
                           (the "Spinnaker Form S-3"))

               **4.3  --   Form of Senior Debt Securities

                 4.4  --   Form of Subordinated Indenture (incorporated herein
                           by reference to Exhibit 4.4 to the Spinnaker
                           Form S-3)

               **4.5  --   Form of Subordinated Debt Securities

                 4.6  --   Form of Junior Subordinated Indenture (incorporated
                           herein by reference to Exhibit 4.6 to the Spinnaker
                           Form S-3)

                 4.7  --   Form of Trust Debentures (included in Exhibit 4.6)

                 4.8  --   Declaration of Trust of Spinnaker Exploration Finance
                           Trust I (incorporated herein by reference to Exhibit
                           4.8 to the Spinnaker Form S-3)

                *4.9  --   Form of Amended and Restated Declaration of Trust of
                           Spinnaker Exploration Finance Trust I

          Exhibit No.         Description
          -----------         ------------

                  4.10  --    Certificate of Trust of Spinnaker Exploration
                              Finance Trust I (incorporated herein by reference to Exhibit 4.10 to the Spinnaker Form S-3)

                 *4.11  --    Form of Trust Preferred Security of Spinnaker
                              Exploration Finance Trust I (included in Exhibit
                              4.9)

                  4.12  --    Form of Trust Preferred Securities Guarantee
                              (incorporated herein by reference to Exhibit 4.12
                              to the Spinnaker Form S-3)

                **4.13  --    Form of Warrant Agreement

                **4.14  --    Form of Warrant Certificate

                **4.15  --    Form of Depositary Agreement

                **4.16  --    Form of Depositary Receipt

                **4.17  --    Form of Stock Purchase Contract

                **4.18  --    Form of Stock Purchase Unit

                  *5.1  --    Opinion of Vinson & Elkins L.L.P.

                  *5.2  --    Opinion of Richards, Layton & Finger, P.A.

                  12.1  --    Calculation of Ratios of Earnings to Fixed Charges
                              and Combined Fixed Charges and Preferred Dividends
                              (incorporated herein by reference to Exhibit 12.1 to Spinnaker's quarterly report on Form 10-Q for the quarterly period ended March 31, 2002)

                 *23.1  --    Consent of Ryder Scott Company, L.P.

                 *23.2  --    Consent of Vinson & Elkins L.L.P. (contained in
                              Exhibit 5.1 hereto)

                 *23.3  --    Consent of Richards, Layton & Finger, P.A.
                              (contained in Exhibit 5.2 hereto)

                 *24.1  --    Powers of Attorney

               ***25.1  --    Form T-1 Statement of Eligibility and
                              Qualification under the Trust Indenture Act of
                              1939 of the trustee under the Senior Indenture

               ***25.2  --    Form T-1 Statement of Eligibility and
                              Qualification under the Trust Indenture Act of
                              1939 of the trustee under the Subordinated
                              Indenture

               ***25.3  --    Form T-1 Statement of Eligibility and
                              Qualification under the Trust Indenture Act of
                              1939 of the debenture trustee under Junior
                              Subordinated Indenture.

               ***25.4  --    Form T-1 Statement of Eligibility and
                              Qualification under the Trust Indenture Act of 1939 of the guarantee trustee under the Trust Preferred Securities Guarantee.

               ***25.5  --    Form T-1 Statement of Eligibility and
                              Qualification of the property trustee under the Amended and Restated Declaration of Trust of
                              Spinnaker Exploration Finance Trust I under the
                              Trust Indenture Act of 1939.

*        Filed herewith.
** To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
*** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.

Item 17. Undertakings.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, the undersigned registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted against the registrants by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of June, 2002.

                          SPINNAKER EXPLORATION COMPANY


                          By: /s/ Roger L. Jarvis
                             --------------------------------------------------
                               Roger L. Jarvis
                               Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 5th day of June, 2002.

          Signature                                 Title
          ---------                                 -----

/s/ Roger L. Jarvis              Chairman, President and Chief Executive Officer
-----------------------------    and Director (Principal Executive Officer)
    Roger L. Jarvis

/s/ Robert M. Snell              Vice President, Chief Financial Officer and
-----------------------------    Secretary (Principal Financial Officer)
    Robert M. Snell

/s/ Jeffrey C. Zaruba            Vice President, Treasurer and Assistant
-----------------------------    Secretary (Principal Accounting Officer)
    Jeffrey C. Zaruba

            *
-----------------------------    Director
    Sheldon R. Erikson

            *
-----------------------------    Director
    Jeffrey A. Harris

            *
-----------------------------    Director
    Michael E. McMahon

            *
-----------------------------    Director
    Michael G. Morris

            *
-----------------------------    Director
    Howard H. Newman

            *
-----------------------------    Director
    Michael E. Wiley

* By: /s/ Robert M. Snell
     --------------------------
     Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of June, 2002.

                        SPINNAKER EXPLORATION COMPANY, L.L.C.


                        By: /s/ Roger L. Jarvis
                            ------------------------------------------------
                                Roger L. Jarvis
                                Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 5th day of June, 2002.




           Signature                               Title
           ---------                               -----

/s/   Roger L. Jarvis
------------------------------  Chairman, President and Chief Executive Officer
      Roger L. Jarvis           and Director (Principal Executive Officer)

/s/   Robert M. Snell
------------------------------  Vice President, Chief Financial Officer and
      Robert M. Snell           Secretary (Principal Financial and Accounting
                                Officer)
            *
------------------------------  Director
      Jeffrey A. Harris

            *
------------------------------  Director
      Howard H. Newman

* By: /s/ Robert M. Snell
      --------------------
      Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of June, 2002.

                               WP SPINNAKER HOLDINGS, INC.


                               By:  /s/ Roger L. Jarvis
                                   ---------------------------------------------
                                        Roger L. Jarvis
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 5th day of June, 2002.

       Signature                              Title
       ---------                              -----



  /s/ Roger L. Jarvis        President and Chief Executive Officer and Director
---------------------------
      Roger L. Jarvis        (Principal Executive Officer)

  /s/ Robert M. Snell        Vice President, Chief Financial Officer and
---------------------------
      Robert M. Snell        Secretary and Director (Principal Financial and
                             Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Spinnaker Exploration Finance Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of June, 2002.

                               SPINNAKER EXPLORATION FINANCE TRUST I


                               By: Spinnaker Exploration Company, as sponsor



                               By: /s/ Roger L. Jarvis
                                  ----------------------------------------------
                                       Roger L. Jarvis
                                       President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on behalf of Spinnaker Exploration Finance Trust I by the following persons in the capacities indicated, on the 5th day of June, 2002.

            Signature                                       Title
            ---------                                       -----


     /s/ Robert M. Snell                           Administrative Trustee
  -------------------------------
         Robert M. Snell



     /s/ Jeffrey C. Zaruba                         Administrative Trustee
  -------------------------------
         Jeffrey C. Zaruba

                                INDEX TO EXHIBITS

 Exhibit No.     Description
 -----------     -----------

       **1.1 --  Form of Underwriting Agreement
         4.1 -- Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Spinnaker's registration statement on Form S-1 (Registration No. 333-41626))
         4.2 --  Form of Senior Indenture (incorporated herein by reference to
                 Exhibit 4.2 to Spinnaker's registration statement on Form S-3 (Registration No. 333-72238) (the "Spinnaker Form S-3"))
       **4.3 --  Form of Senior Debt Securities
         4.4 -- Form of Subordinated Indenture (incorporated herein by reference to Exhibit 4.4 to the Spinnaker Form S-3)
       **4.5 --  Form of Subordinated Debt Securities
         4.6 -- Form of Junior Subordinated Indenture (incorporated herein by reference to Exhibit 4.6 to the Spinnaker Form S-3)
         4.7 --  Form of Trust Debentures (included in Exhibit 4.6)
         4.8 -- Declaration of Trust of Spinnaker Exploration Finance Trust I (incorporated herein by reference to Exhibit 4.8 to the Spinnaker Form S-3)

        *4.9 -- Form of Amended and Restated Declaration of Trust of Spinnaker Exploration Finance Trust I

        4.10 -- Certificate of Trust of Spinnaker Exploration Finance Trust I (incorporated herein by reference to Exhibit 4.10 to the Spinnaker Form S-3)
       *4.11 -- Form of Trust Preferred Security of Spinnaker Exploration Finance Trust I (included in Exhibit 4.9)
        4.12 -- Form of Trust Preferred Securities Guarantee (incorporated herein by reference to Exhibit 4.12 to the Spinnaker Form S-3)
      **4.13 --  Form of Warrant Agreement
      **4.14 --  Form of Warrant Certificate
      **4.15 --  Form of Depositary Agreement
      **4.16 --  Form of Depositary Receipt
      **4.17 --  Form of Stock Purchase Contract
      **4.18 --  Form of Stock Purchase Unit
        *5.1 --  Opinion of Vinson & Elkins L.L.P.

        *5.2 --  Opinion of Richards, Layton & Finger, P.A.
        12.1 -- Calculation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Dividends (incorporated herein by reference to Exhibit 12.1 to Spinnaker's quarterly report on Form 10-Q for the quarterly period ended March 31, 2002)
       *23.1 --  Consent of Ryder Scott Company, L.P.
       *23.2 -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)

       *23.3 --  Consent of Richards, Layton & Finger, P.A. (contained in
                 Exhibit 5.2 hereto)
       *24.1 --  Powers of Attorney
     ***25.1 --  Form T-1 Statement of Eligibility and Qualification under the
                 Trust Indenture Act of 1939 of the trustee under the Senior Indenture
     ***25.2 --  Form T-1 Statement of Eligibility and Qualification under the
                 Trust Indenture Act of 1939 of the trustee under the Subordinated Indenture
     ***25.3 --  Form T-1 Statement of Eligibility and Qualification under the
                 Trust Indenture Act of 1939 of the debenture trustee under Junior Subordinated Indenture.
     ***25.4 --  Form T-1 Statement of Eligibility and Qualification under the
                 Trust Indenture Act of 1939 of the guarantee trustee under the Trust Preferred Securities Guarantee.

        Exhibit No.     Description
        -----------     -----------

            ***25.5 --  Form T-1 Statement of Eligibility and Qualification of
                        the property trustee under the Amended and Restated Declaration of Trust of Spinnaker Exploration Finance Trust I under the Trust Indenture Act of 1939.

*    Filed herewith.
** To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
*** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.